Form ID-NEWCIK Filer Information

Form ID-NEWCIK

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM ID
UNIFORM APPLICATION FOR ACCESS CODES TO FILE ON EDGAR

OMB APPROVAL
OMB Number: 3235-0328
Expires: February 28, 2025
Estimated average burden hours per response: 0.3

Form ID: Application for EDGAR Access

Applicant Type	Filer
Indicate whether the applicant is a company or individual	○ Company ● Individual
Access codes will be used to submit draft registration or draft offering statement.	☐

Note: The values you enter below for "Last Name", "First Name", "Middle Name", and "Suffix" will be conformed to meet EDGAR standards. Do not use punctuation or titles in the name! Click here for details.

Last Name :	Novak
First Name :	Diane
Middle Name :	P
Suffix (e.g. "JR")	
Conformed Name of Individual : (This name will become your official company name upon Form ID acceptance)	Novak Diane P
Mailing Street 1	601 Union Street
Mailing Street 2	Suite 2000
Mailing City	Seattle
Mailing State/Country	WA
Mailing Zip/Postal Code	98101
Phone	12068527688

Form ID: Filer Information

Refer to Volume I of the EDGAR Filer Manual for instructions on how to complete this section.

"Doing Business As" Name :	

Note: The Foreign Name is intended to be the name of your company in any language other than English.

Foreign Name :	
Business address same as mailing address. Business address is required if not the same.	☐
Business Street 1	
Business Street 2	
Business City	
Business State/Country	
Business Zip/Postal Code	

State of Incorporation	
Fiscal Year End (MM/DD)	

Form ID: Contact Information

Contact for EDGAR Information, Inquiries, and Access Codes

Refer to Volume I of the EDGAR Filer Manual for instructions on how to complete this section.

Contact Name	LAUREE SEKO
Contact address same as Registrant General Information address. Contact address is required if not the same.	☐
Contact Street 1	601 UNION ST
Contact Street 2	SUITE 2000
Contact City	SEATTLE
Contact State/Country	WA
Contact Zip/Postal Code	98101
Contact Phone	12068527688

Note: The E-mail address below is where your new CIK will be sent after form submission and review. It is very important that you enter it correctly. To help ensure accuracy, you must enter it twice.

E-mail Address	lauree.seko@homestreet.com
Re-enter E-mail Address	lauree.seko@homestreet.com

Contact for SEC Account Information and Billing Invoices

Refer to Volume I of the EDGAR Filer Manual for instructions on how to complete this section.

Contact Name	LAUREE SEKO
Contact address same as Registrant General Information address. Contact address is required if not the same.	☐
Contact Street 1	601 UNION ST
Contact Street 2	SUITE 2000
Contact City	SEATTLE
Contact State/Country	WA
Contact Zip/Postal Code	98101
Contact Phone	12068527688

Form ID: Signature

Note: Only a duly authorized person - such as a partner, president, treasurer, corporate secretary, officer, or director - may sign this application on behalf of the applicant.

Refer to Volume I of the EDGAR Filer Manual for instructions on how to complete this section. If applicant is an individual, the applicant must sign the Form.

Signature	/s/ Diane P Novak
Date (MM/DD/YYYY)	09/05/2023
Title/Position	EVP, Chief Risk & Ethics Officer

Form ID: Notarized Authentication

Signature of Authorized Person	Diane P. Novak
Printed Name of Signature	DIANE P. NOVAK
Title of Person Signing	EVP, Chief Risk Officer
Notary Signature & Seal to be Placed Here	Thomas Osmon

THOMAS OSMON
Notary Public
State of Washington
Commission # 139077
My Comm. Expires Aug 22, 2024